UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 19, 2017

CONDUENT INCORPORATED

(Exact name of registrant as specified in its charter)

New York	001-37817	81-2983623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Suite 200

Florham Park, New Jersey

07932

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (844) 663-2638

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR 240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 19, 2017, Conduent Incorporated (the “Company”) appointed Allan Cohen, Vice President and Chief Accounting Officer. Mr. Cohen, age 47, will oversee the Company’s accounting matters. Jay Chu will continue in the role of Vice President Finance, but will no longer serve as the Company’s principal accounting officer as of the date of Mr. Cohen’s appointment.

Prior to this appointment, Mr. Cohen served as Senior Vice President and Controller of NBCUniversal since 2011. He also served as Vice President, Assistant Controller at Time Warner, Professional Accounting Fellow in the Division of Corporate Finance at the Securities and Exchange Commission and Senior Manager at PriceWaterhouseCoopers. Mr. Cohen holds a B.S. in Accounting from Yeshiva University and is a Certified Public Accountant in the State of New York.

The following compensation arrangements for Mr. Cohen have been approved: (1) annual base salary of $400,000; (2) participation in the Annual Performance lncentive Plan beginning in 2018 with an annual target level of 60% of base salary, which payout can be up to two times target; (3) participation in the Executive Long-Term Incentive Plan (“ELTIP”) beginning in 2018 with a target grant award of $250,000; and (4) a sign-on ELTIP grant of $250,000. In addition, Mr. Cohen will be eligible to participate in benefits as may be offered from time to time to other similarly situated employees including severance and participation in the Company’s 401(k) plan with Company match.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONDUENT INCORPORATED

Date: October 19, 2017	By:	/s/ J. Michael Peffer
	Name:	J. Michael Peffer
	Position:	Executive Vice President, General Counsel and Secretary